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                          CERTIFICATE OF INCORPORATION

                                       OF

                       BENEDEK COMMUNICATIONS CORPORATION


         The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

                                   ARTICLE ONE
                                      NAME


         The name of the corporation (hereinafter called the "Corporation") is BENEDEK COMMUNICATIONS CORPORATION.

                                   ARTICLE TWO
                                REGISTERED OFFICE

     The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Service Company.


                                  ARTICLE THREE
                                    PURPOSES

     The nature of the business or purposes to be conducted or promoted is:



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                           To engage in any  lawful  act or  activity  for which
                           corporations may be organized under the General Corporation Law of the State of Delaware.

                                                   ARTICLE FOUR
                                                 CAPITAL STRUCTURE


         4.1 Authorized Shares. The total number of shares of capital stock which the Corporation shall have authority to issue is 52,500,000 shares, consisting of three classes of capital stock:

                  (a) 25,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

                  (b) 25,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares" and together with the Class A Shares, the "Common Shares"); and

                  (c) 2,500,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

         4.2 Designations, Preferences, etc. The designations, preferences, powers, qualifications, and special or relative rights, or privileges of the capital stock of the Corporation shall be as set forth in ARTICLE FIVE and ARTICLE SIX below.

                                  ARTICLE FIVE
                                  COMMON SHARES

         5.1 Identical Rights. Except as herein otherwise expressly provided in this ARTICLE FIVE, all Common Shares shall be identical and shall entitle the holders thereof to the same rights and privileges.

              5.2 Dividends. (a) When, as, and if dividends are declared by the Corporation's Board of Directors, whether payable in cash, in property, or in securities of the Corporation, the holders of Common Shares shall be entitled to share equally in and to receive,


                                        2



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in  accordance  with the number of Common  Shares held by each such holder,  all such dividends, except that if dividends are declared that are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares and in Class B Shares to holders of Class B Shares.

                (b) Dividends payable under this Paragraph 5.2 shall be paid to the holders of record of the outstanding Common Shares as their names shall appear on the stock register of the Corporation on the record date fixed by the Board of Directors in advance of declaration and payment of each dividend. Any Common Shares issued as a dividend pursuant to this Paragraph 5.2 shall, when so issued, be duly authorized, validly issued, fully paid and non-assessable, and free of all liens and charges. The Corporation shall not issue fractions of Common Shares on payment of such dividend but shall issue a whole number of shares to such holder of Common Shares rounded up or down in the Corporation's sole discretion to the nearest whole number, without compensation to the stockholder whose fractional share has been rounded down or from any stockholder whose fractional share has been rounded up.

                (c) Notwithstanding anything contained herein to the contrary, no dividends on Common Shares shall be declared by the Corporation's Board of Directors or paid or set apart for payment by the Corporation at any time that such declaration, payment, or setting apart is prohibited by applicable law.

       5.3 Stock Splits. The Corporation shall not in any manner subdivide (by any stock split, reclassification, stock dividend, recapitalization, or otherwise) or combine the outstanding shares of one class of Common Shares unless the outstanding shares of all classes

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of Common Shares shall be proportionately subdivided or combined.

                  5.4 Liquidation Rights. Upon any voluntary or involuntary liquidation, dissolution, or winding-up of the affairs of the Corporation, after payment shall have been made to holders of outstanding Preferred Shares, if any, of the full amount to which they are entitled pursuant to this Certificate of Incorporation and any resolutions that may be adopted from time to time by the Corporation's Board of Directors, in accordance with ARTICLE SIX below (for the purposes of fixing the voting rights, designations, preferences, and relative, participating, optional, or other special rights of any series of Preferred Shares), the holders of Common Shares shall be entitled, to the exclusion of the holders of Preferred Shares, if any, to share ratably, in accordance with the number of Common Shares held by each such holder, in all remaining assets of the Corporation available for distribution among the holders of Common Shares, whether such assets are capital, surplus, or earnings. For the purposes of this Paragraph 5.4, neither the consolidation or merger of the Corporation with or into any other corporation or corporations in which the stockholders of the Corporation receive capital stock and/or other securities (including debt securities) of the acquiring corporation (or of the direct or indirect parent corporation of the acquiring corporation), nor the sale, lease, or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation as those terms are used in this Paragraph 5.4.


                  5.5 Voting Rights. (a) The holders of the Common Shares shall vote as a single class on all matters submitted to a vote of the stockholders, with each Class A Share entitled to one vote and each Class B Share entitled to ten votes, except with respect to any

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Going  Private  Transaction  with a Permitted  Holder (as such terms are defined below), which shall be governed by subparagraph (b) below, and as otherwise provided by law.

                          (b)      With respect to any Going Private Transaction
between the Corporation and a Permitted Holder, the holders of Class A Shares and Class B Shares shall vote as a single class, with each Class A Share and Class B Share entitled to one vote. For purposes of this Paragraph 5.5, the term "Going Private Transaction" shall mean any transaction that is a "Rule 13e-3 Transaction," as such term is defined in Rule 13e-3(a)(3), 17 C.F.R. 'SS' 240.13e(3), as amended from time to time, promulgated under the Securities Exchange Act of 1934, as amended; provided, however, that the term "affiliate" as used in Rule 13e-3(a)(3)(i) shall be deemed to include an Affiliate, as defined herein. For purposes of this Paragraph 5.5, the term Permitted Holders shall mean (i) A. Richard Benedek; (ii) family members or relatives of A. Richard Benedek; (iii) any trusts created for the benefit of the persons described in clauses (i), (ii) or (iv) of this paragraph or any trust for the benefit of any trust; (iv) in the event of the death or incompetence of any person described in clauses (i) or (ii) of this paragraph such person's estate, executor, administrator, committee or other personal representative or beneficiaries; or (v) any Affiliate of A. Richard Benedek. For purposes of this Paragraph 5.5 the term Affiliate of any specified person means (i) any other person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause
(i) above. For purposes hereof (a) control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise


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and (b)  beneficial  ownership of 5% or more of the voting  common  equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a person shall be deemed to be control of such person; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  5.6 No Preemptive or Subscription Rights. No holder of Common Shares shall be entitled to preemptive or subscription rights.

                  5.7      Conversion Rights.

                           (a)  Each Class B Share shall be convertible, subject
to compliance with Federal Communications Commission rules and regulations, at the option of its holder, into one fully paid and non-assessable Class A Share at any time.

                           (b)  Automatic  Conversion.  Each Class B Share shall
convert automatically into one fully paid and non-assessable Class A Share upon its sale, gift, or other transfer, voluntary or involuntary, to a party that is not affiliated with _______________, subject to compliance with Federal
Communications Commission rules and regulations, such a foregoing automatic conversion event shall be referred to hereinafter as an "Event of Automatic Conversion."

                           (c)   Voluntary Conversion Procedure.  At the time of
a voluntary conversion, the holder of Class B Shares shall deliver to the office of the Corporation or any transfer agent for the Class A Shares (i) the certificate or certificates representing the Class B Shares to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
(ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for Class A Shares

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issued upon such conversion is to be issued.  Conversion shall be deemed to have been affected at the close of business on the date when such delivery is made to the Corporation of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of Class A Shares issuable upon such conversion at such time. The Corporation shall promptly deliver certificates evidencing the appropriate number of Class A Shares to such person.

                           (d)    Automatic Conversion Procedure.  Promptly upon
the occurrence of an Event of Automatic Conversion such that Class B Shares are converted automatically into Class A Shares, the holder of such shares shall surrender the certificate or certificates therefor, duly endorsed in blank or acompanied by proper instruments of transfer, at the office of the Corporation, or of any transfer agent for the Class A Shares, and shall give written notice to the Corporation, at such office: (i) stating that the shares are being converted pursuant to an Event of Automatic Conversion into Class A Shares as provided in Paragraph 5.7(b) of this ARTICLE FIVE, (ii) specifying the Event of Automatic Conversion (and, if the occurrence of such event is within the control of the transferor, stating the transferor's intent to effect an Event of Automatic Conversion), (iii) identifying the number of Class B Shares being converted and (iv) setting out the name or names (with addresses) and denominations in which the certificate or certificates for Class A Shares shall be issued and shall include instructions for delivery thereof. Delivery of such notice together with the certificates representing the Class B Shares shall obligate the Corporation to issue certificates representing such Class A Shares. Thereupon the Corporation or its transfer agent shall promptly issue and deliver at such stated address to such holder or to the transferee of Class B Shares a certificate or certificates for the number of Class

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A Shares to which such holder or transferee  is entitled  registered in the name of such holder, the designee of such holder or transferee as specified in such notice.

              To the extent permitted by law, conversion pursuant to an Event of Automatic Conversion shall be deemed to have been affected as of the date on which the Event of Automatic Conversion has occurred (such time being the "Conversion Time"). the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares at and as of the Conversion Time, and the right of such person as a holder of Class B Shares shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this subpragraph (d).

              (e) Unconverted Shares; Notice Required. In the event of the conversion of less than all of the Class B Shares evidenced by a certificate surrendered to the Corporation in accordance with the procedures of Paragraph 5.7(c) or (d), the Corporation shall execute and deliver to or upon the written order of the holder of such certificate, without charge to such holder, a new certificate evidencing the number of Class B Shares not converted. Class B shares shall not be transferred on the books of the Corporation unless the Corporation shall have received from the holder thereof the written notice described herein.

              (f) Reissue of Shares. Class B Shares that are converted into Class A Shares as provided herein shall be retired and cancelled and shall not be reissued.

              (g) Reservation. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorize and unissued Class A Shares, for the purposes of effecting conversions, such number of duly authorized Class A Shares as shall from time to

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time be sufficient to effect the conversion of all  outstanding  Class B Shares.
The Corporation covenants that all the Class A Shares so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable, and free from liens and charges with respect to the issue. The Corporation will take all such action as may be necessary to assure that all such Class A Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Shares may be listed. The Corporation will not take any action that results in any adjustment of the conversion ratio if the total number of Class A Shares issued and issuable after such action upon conversion of the Class A Shares then authorized by this Certificate of Incorporation.

                  5.8 Consideration on Merger, Consolidation, etc. In any merger, consolidation, or business combination, the consideration to be received per share by the holders of Class A Shares and Class B Shares must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that voting rights now differ among the Class A Shares and the Class B Shares.

                                   ARTICLE SIX
                                PREFERRED SHARES

         Authority is hereby expressly granted to and vested in the board of directors of the Corporation to provide for the issue of the Preferred Shares in one or more series and in connection therewith to fix by resolutions providing for the issue of such series of the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, operational


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or other special  rights,  and the  qualifications,  limitations or restrictions thereof, of such series of the Preferred Shares which are not fixed by the Certificate of Incorporation, to the full extent now or hereafter permitted by the laws of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the board of directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:

                  (a) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the board of directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

                  (b) The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                  (c) The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                  (d) The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

                  (e) The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

                  (f) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and

                  (g) The terms and conditions, if any, of any purchase, retirement or sinking

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                           fund  which  may  be  provided for the shares of such
                           series.


                                  ARTICLE SEVEN
                                  INCORPORATOR

         The name and the mailing address of the incorporator are as follows:

                  NAME                               MAILING ADDRESS
                  ----                               ---------------

                  Steven M. Lutt, Esq.               Shack & Siegel, P.C.
                                                     530 Fifth Avenue
                                                     New York, NY 10036


                                  ARTICLE EIGHT

                               PERPETUAL EXISTENCE

         The Corporation is to have perpetual existence.

                                  ARTICLE NINE

                            COMPROMISE WITH CREDITORS

         Whenever  a  compromise  or  arrangement   is  proposed   between  this
Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing

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three-fourths  in value of the  creditors or class of  creditors,  and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this
Corporation  as  consequence  of  such  compromise  or  arrangement,   the  said
compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE TEN
                                     BY-LAWS

         In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter, or repeal the by-laws, and to adopt any new by-law, of the Corporation.

                                 ARTICLE ELEVEN
                      LIMITATION OF LIABILITY OF DIRECTORS

         To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                                 ARTICLE TWELVE
                              REGULATORY COMPLIANCE

         The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by

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said  section,  and  (ii)  advance  expenses  to  any and all said persons.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

         THIRTEEN: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article THIRTEEN.

Signed on April 10, 1996.
                                              /s/ Steven M. Lutt
                                              --------------------------------
                                              Steven M. Lutt, Incorporator
                                              Shack & Siegel, P.C.
                                              530 Fifth Avenue
                                              New York, NY  10036

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STATE OF NEW YORK                   )
                                    : ss.:
COUNTY OF NEW YORK                  )


         BE IT REMEMBERED that, on April 9, 1996, before me, a Notary Public duly authorized by law to take acknowledgement of deeds, personally came Steven
M. Lutt, the incorporator who duly executed the foregoing certificate of incorporation before me and acknowledged the same to be her act and deed, and that the facts therein stated are true.

         GIVEN under my hand on April 9, 1996.


                                                      /s/ Edward J. Shiffbauer
                                                      ------------------------
                                                             Notary Public

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